Exhibit 99.1

UNITED STATES OF AMERICA

Before the

SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934

Release No. 66886/May 1, 2012

ADMINISTRATIVE PROCEEDING

File No. 3-14861

In the Matter of TMST, INC., Respondent.	ORDER INSTITUTING ADMINISTRATIVE PROCEEDINGS PURSUANT TO SECTION 12(j) OF THE SECURITIES EXCHANGE ACT OF 1934, MAKING FINDINGS, AND REVOKING REGISTRATION OF SECURITIES

I.

The Securities and Exchange Commission (“Commission”) deems it necessary and appropriate for the protection of investors that proceedings be, and hereby are, instituted pursuant to Section 12(j) of the Securities Exchange Act of 1934 (“Exchange Act”), against TMST, Inc. ( “TMST” or “Respondent”).

II.

In anticipation of the institution of these proceedings, Respondent has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission’s jurisdiction over it and the subject matter of these proceedings, Respondent consents to the entry of this Order Instituting Proceedings Pursuant to Section 12(j) of the Securities Exchange Act of 1934, Making Findings, and Revoking Registration of Securities (“Order”), as set forth below.

III.

On the basis of this Order and Respondent’s Offer, the Commission finds that:

A. TMST, formerly known as Thornburg Mortgage, Inc., is a Maryland corporation whose former principal place of business was in Santa Fe, New Mexico. Prior to filing for Chapter 11 bankruptcy on May 1, 2009, TMST was a single-family residential mortgage lender focused primarily on the jumbo and super-jumbo segment of the adjustable rate mortgage market. During the relevant period, TMST was a reporting company that had five classes of securities, consisting of common and preferred stock, registered with the Commission under Section 12(b) of the Exchange Act. TMST’s common stock was listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “TMA.” The NYSE suspended trading in TMST’s common stock on December 5, 2008, and filed a Form 25 on January 15, 2009, which delisted the common stock effective January 26, 2009, due to its failure to maintain the NYSE’s listing standard of a closing price of $1.00 or more, and deregistered it from Section 12(b) effective April 15, 2009. The NYSE suspended trading in TMST’s four classes of preferred stock on November 20, 2008, and delisted them effective December 12, 2008 for the same reason. Since deregistration from Section 12(b), TMST’s securities have been deemed registered under Section 12(g) pursuant to Rule 12g-2. TMST’s common stock is currently quoted on the “Pink Sheets” disseminated by Pink Sheets LLC under the symbol “THMRQ.” TMST’s preferred stock is currently quoted on the “Pink Sheets” under the symbols “THMMQ,” “THMOQ,” “THMPQ,” and “THNMQ.” TMST’s most recent Form 10-K reflected 5,669 shareholders of record as of February 15, 2008. Since filing for Chapter 11 bankruptcy on May 1, 2009, TMST has filed Forms 8-K with the Commission incorporating the monthly operating reports it files with the United States Bankruptcy Court for the District of Maryland.

B. TMST has failed to comply with Section 13(a) of the Exchange Act and Rules 13a-1 and 13a-13 thereunder, while its stock was registered with the Commission in that it has not filed an Annual Report on Form 10-K since March 11, 2008 or periodic or quarterly reports on Form 10-Q for any fiscal period subsequent to its fiscal quarter ending September 30, 2008.

IV.

Section 12(j) of the Exchange Act provides as follows:

The Commission is authorized, by order, as it deems necessary or appropriate for the protection of investors to deny, to suspend the effective date of, to suspend for a period not exceeding twelve months, or to revoke the registration of a security, if the Commission finds, on the record after notice and opportunity for hearing, that the issuer of such security has failed to comply with any provision of this title or the rules and regulations thereunder. No member of a national securities exchange, broker, or dealer shall make use of the mails or any means or instrumentality of interstate commerce to effect any transaction in, or to induce the purchase or sale of, any security the registration of which has been and is suspended or revoked pursuant to the preceding sentence.

In view of the foregoing, the Commission finds that it is necessary and appropriate for the protection of investors to impose the sanction specified in Respondent’s Offer.

Accordingly, it is hereby ORDERED, pursuant to Section 12(j) of the Exchange Act, that registration of each class of Respondent’s securities registered pursuant to Section 12 of the Exchange Act be, and hereby is, revoked.

By the Commission.

Elizabeth M. Murphy

Secretary

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